Exhibit 21.1

BAKER HUGHES INCORPORATED

SIGNIFICANT SUBSIDIARIES

December 31, 2013

Subsidiary	Jurisdiction	Percentage Ownership

Western Atlas, Inc.	Delaware	100%
Baker Hughes Oilfield Operations, Inc.	California	(1)
Baker Hughes International Branches, Inc.	Delaware	(2)
Baker Hughes EHHC, Inc.	Delaware	(3)
Baker Hughes International Holdings S. à r.l.	Luxembourg	(4)
Baker Hughes Holdings 3 S. à r.l.	Luxembourg	100%
Baker Hughes Holdings 5 S. à r.l.	Luxembourg	100%
Baker Hughes International Coöperatief U.A.	The Netherlands	100%
Baker Hughes Holdings I B.V.	The Netherlands	100%
Baker Hughes Luxembourg Holdings S.C.A.	Luxembourg	(5)
Baker Hughes Nederland Holdings B.V.	The Netherlands	100%
Baker Hughes (Nederland) B.V.	The Netherlands	100%
Baker Petrolite Corporation	Delaware	100%

(1)	Baker Hughes Oilfield Operations, Inc.
	Western Atlas Inc.	94.08%
	Other subsidiaries	5.92%

(2)	Baker Hughes International Branches, Inc.
	Baker Hughes Oilfield Operations, Inc.	96.83%
	Other subsidiaries	3.17%

(3)	Baker Hughes EHHC, Inc.
	Baker Hughes International Branches, Inc.	99.63%
	Other Subsidiaries	0.37%

(4)	Baker Hughes International Holdings S. à r.l.
	Baker Hughes EHHC, Inc.	99.95%
	Other Subsidiaries	0.05%

(5)	Baker Hughes Luxembourg Holdings S.C.A.
	Baker Hughes Holdings I B.V.	57.96%
	Other Subsidiaries	42.04%